UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

CONDOR HOSPITALITY TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CONDOR HOSPITALITY TRUST, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on December 15, 2020

The Annual Meeting of the shareholders of Condor Hospitality Trust, Inc. will be held on Tuesday, December 15, 2020 at 10:00 a.m., Eastern time. The Annual Meeting will be held via virtually live webcast at https://web.lumiagm.com/268265817 (there is no physical location for the Annual Meeting). You will need to have your control number that is included on your proxy card.

Items of Business

1.	To elect nine directors to serve on the Board of Directors until the annual meeting of shareholders in 2021 or until their successors have been duly elected and qualified.

2.	To ratify the appointment of KPMG LLP as independent auditors for 2020.

3.	Consider and act upon such other business as may properly come before the Annual Meeting and any adjournments thereof.

Record Date

You will be entitled to vote at the Annual Meeting if you are a holder of record of the Company’s common stock at the close of business on November 5, 2020.

Proxy Materials

We are providing you with this Notice and Proxy Statement which contains further information regarding the Annual Meeting and the items of business.

Virtual – Only Format

In view of potential adverse issues arising from the public health impact of Coronavirus-19, the Annual Meeting will be held in virtual-only format via live audio webcast online. Shareholders will not be able to attend the Annual Meeting in-person.

Participation

In order to participate in the virtual Annual Meeting, shareholders must register by following this link https://web.lumiagm.com/268265817. You will need to have your control number that is included on your proxy card. Once registered, an email will be sent containing instructions on how to join the webinar either through the Internet or an audio connection. We encourage all shareholders to register in advance for the virtual Annual Meeting. Shareholders will be able to listen, vote, and submit questions from their home or from any location.

Your Vote is Important

Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote promptly. You may vote your shares via a toll-free telephone number, by internet or by completing, signing, dating and mailing the Proxy Card in the enclosed envelope, whether or not you plan to attend the Annual Meeting via webcast. Any shareholder giving a proxy may revoke it before the meeting whether delivered by telephone, internet or through the mail, by using the telephone voting procedures, the internet voting procedures or by mailing a signed instrument revoking the proxy to: Corporate Secretary, Condor Hospitality Trust, Inc., 1800 W. Pasewalk Avenue, Suite 120, Norfolk, NE 68701. To be effective, a mailed revocation must be received by the Corporate Secretary before the date of the meeting and a telephonic or internet revocation must be submitted by 11:59 p.m. Eastern Time on December 14, 2020. A shareholder may virtually attend the meeting in person and at that time withdraw the proxy and vote in person.

By Order of the Board of Directors,

J. William Blackham

President, Chief Executive Officer and Director

1800 W. Pasewalk Avenue, Suite 120

Norfolk, Nebraska

November 16, 2020

CONDOR HOSPITALITY TRUST, INC.

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the Annual

Meeting of Shareholders to be held on December 15, 2020.

This proxy statement and annual report to shareholders for the fiscal year ended December 31, 2019 are available under “Investor Relations” at our website: http://condorhospitality.com.

GENERAL INFORMATION

This Proxy Statement is provided in connection with the solicitation of proxies by the board of directors of Condor Hospitality Trust, Inc. (the “Company”) for use at the annual meeting of shareholders to be held on Tuesday, December 15, 2020 and any adjournments thereof (the “Annual Meeting”). The mailing address of the principal executive offices of the Company is 1800 W. Pasewalk Avenue, Suite 120, Norfolk, NE 68701. This Proxy Statement, the Proxy Card, Notice of Meeting and the Company’s Annual Report, all enclosed herewith, are first being mailed to the shareholders of the Company on or about November 16, 2020.

The Proxy Solicitation

The Proxy Card, if you are a holder of common stock, is the means by which you actually authorize another person to vote your shares in accordance with your instructions. This Proxy Statement provides you with information that you may find useful in determining how to vote.

The solicitation of proxies is being made by the Company through the telephone, electronic communication and use of the mails. The cost of preparing and mailing this Proxy Statement and accompanying material, will be borne by the Company. Proxies may also be solicited by directors, director nominees and employees of the Company who will not be specially compensated for their solicitation.

Revocation and Voting of Proxies

Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting via webcast and to vote via webcast. Any shareholder giving a proxy may revoke it before the meeting whether delivered by telephone, internet or through the mail, by using the telephone voting procedures, the internet voting procedures or by mailing a signed instrument revoking the proxy to: Corporate Secretary, Condor Hospitality Trust, Inc., 1800 W. Pasewalk Avenue, Suite 120, Norfolk, NE 68701. To be effective, a mailed revocation must be received by the Corporate Secretary before the date of the meeting and a telephonic or internet revocation must be submitted by 11:59 p.m. Eastern Time on December 14, 2020. A shareholder may virtually attend the meeting in person and at that time withdraw the proxy and vote in person. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting. The proxy will be voted as specified by the shareholder in the space(s) provided on the applicable Proxy Card. If no specification is made, the proxy will be voted “for” the nominees for directors set for the on the proxy card and all other matters as recommended by the board of directors.

Voting Rights of Holders of the Common Stock

Only those holders of record of the common stock at the close of business on November 5, 2020, are entitled to notice of and to vote at the Annual Meeting, or any postponements or adjournments of the meeting, on each matter presented to such holders at the Annual Meeting. At the close of business on November 5, 2020, the Company had 12,015,686 shares of common stock outstanding.

Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Cumulative voting is not permitted.

Virtual Attendance

You may attend the virtual Annual Meeting and vote your shares by first registering at https://web.lumiagm.com/268265817. You will need to have your control number that is included on your proxy card. Once registered, an email will be sent containing instructions on how to join the webinar either through the Internet or an audio connection. Shareholders will be able to listen, vote, and submit questions from their home or from any location. We encourage you to register for the meeting prior to the start time leaving ample time for the check in.

Quorums

The virtual presence or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast by the holders of the common stock will constitute a quorum for all matters upon which such holders of are entitled to vote. Shares represented by proxy or virtually at the Annual Meeting, including shares represented by proxies that reflect abstentions, will be counted as present in the determination of a quorum. Proxies relating to “street name” shares that are voted by brokers on some matters will be treated as shares present for purposes of determining the presence of a quorum, but will not be treated as shares entitled to vote at the annual meeting on those matters as to which authority to vote is withheld by the broker (“broker non-votes”). Please note that if you hold your shares through a broker, your broker may no longer vote your shares on certain matters in the absence of your specific instructions as to how to vote. In order for your vote to be counted, please make sure that you submit your vote to your broker.

Vote Required

The nine nominees for election to the board of directors receiving the most votes cast at the Annual Meeting by the holders of the common stock will be elected directors; therefore broker non-votes will not affect the outcome of the election of these directors.

The proposals to approve the ratification of the appointment of the auditors will be decided by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Abstentions will be counted; they will have the same effect as a vote against the matter. Broker non-votes will be disregarded.

SECURITIES OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock and Series E Preferred Stock as of November 5, 2020, by the following persons (a) each shareholder known to us to beneficially own more than 5% of the outstanding shares of our common stock, (b) each director or nominee, (c) each executive officer named in the Summary Compensation Table and (d) all directors and executive officers as a group. A person has beneficial ownership over shares if he or she has or shares voting or investment power over the shares, or the right to acquire that power within 60 days of November 5, 2020.

With respect to our continuing qualification as a real estate investment trust, our Amended and Restated Articles of Incorporation (the “Articles”) contain an ownership limitation, which prohibits both direct and indirect ownership of more than 9.9% of the outstanding shares of our common stock or 9.9% of any series of our preferred stock. Our Articles permit the board of directors, in its sole discretion, to exempt a person from this ownership limit if the person provides representations and undertakings that enable the board to determine that granting the exemption would not result in the Company losing its qualification as a real estate investment trust (a “REIT”). Under the Internal Revenue Service rules, REIT shares owned by certain entities are considered owned proportionately by owners of the entities for REIT qualification purposes. The holder of securities in excess of the ownership limit in the following table provided representations and undertakings necessary for the board to grant such an exemption.

Name of Beneficial Owner	Common Stock Beneficially Owned		Percent of Common Class (1)	Series E Preferred Stock Beneficially Owned	Percent of Preferred Class
Real Estate Strategies L.P.	3,787,166	(2)	30.61%	487,738	52.70%
2 Church Street
Hamilton DO HM CX, Bermuda
SREP III Flight – Investco, L.P.	3,223,032	(3)	26.13%	437,262	47.30%
Two Embarcadero Center, Suite 480
San Francisco, CA
Brendan MacDonald	3,223,032	(4)	26.13%	437,262	47.30%
Two Embarcadero Center, Suite 480
San Francisco, CA

Name of Beneficial Owner	Common Stock Beneficially Owned		Percent of Common Class (1)	Series E Preferred Stock Beneficially Owned	Percent of Preferred Class
Drew Iadanza	3,223,032	(5)	26.13%	437,262	47.30%
Two Embarcadero Center, Suite 480
San Francisco, CA
KGT Investments, LLC	1,137,700	(6)	9.5%
545 E. John Carpenter Freeway, Ste. 1400 Irving, TX 75062
Gardner Lewis Asset Management, L.P.	817,837	(7)	6.78%	—
285 Wilmington-West Chester Pike Chadds Ford, PA
J. William Blackham	220,775		1.84%	—
Donald J. Landry	14,500			—
Daniel R. Elsztain	6,097			—
Daphne J. Dufresne	12,956			—
Thomas Calahan	11,342			—
Noah Davis	3,825			—
Matias Gaivironsky	825			—
Saul Zang	0			—
Jill Burger	1,125			—
All directors and executive officers as a group (10 persons)	3,494,477	(8)	28.33%	925,000	100.00%

(1)

Unless otherwise indicated, beneficial ownership of any named individual does not exceed 1% of the outstanding class of securities. In calculating the indicated percentage, the denominator includes the shares of common stock that could be acquired by the person through the exercise of options or warrants within 60 days of November 5, 2020. The denominator excludes the shares of common stock that would be acquired by any other person upon a similar exercise.

(2)

Based on information appearing in Amendment No. 8 to a Schedule 13D filed on July 19, 2019 by Real Estate Strategies L.P. (“RES”), an investment vehicle indirectly controlled by IRSA Inversiones y Representaciones Sociedad Anónima (“IRSA”), an Argentinean-based publicly traded company, with the Securities and Exchange Commission (“SEC”), RES and its affiliates have shared voting and shared dispositive power over 3,787,166 shares of common stock. RES and its affiliates, for purposes of Section 13(d)(3) of the Exchange Act, consists of Eduardo S. Elsztain, and the following entities controlled, either directly or indirectly, by Mr. Elsztain: Consultores Assets Management S.A. , Consultores Venture Capital Uruguay S.A., Agroinvestment S.A., Idalgir S.A., Consultores Venture Capital Ltd., Ifis Limited, Inversiones Financieras del Sur S.A., Cresud Sociedad Anónima Comercial, Inmobiliaria, Financiera y Agropecuaria, IRSA, Tyrus S.A., Jiwin S.A., Efanur SA and RES. RES holds 487,738 shares of 6.25% Series E Cumulative Convertible Preferred Stock (the “Series E Preferred Stock”), which is convertible in whole or part in up to 352,283 shares of common stock that are included in the share totals. RES and affiliates also hold a convertible promissory note, convertible into 97,269 shares of common stock that are included in the share totals.

(3)

Based on information appearing in Amendment No. 3 to a Schedule 13D filed on July 19, 2019, and subsequent Form 4s, SREP III Flight-Investco, L.P. (“SREP”), an affiliate of StepStone Group LP. SREP and affiliates have shared voting and shared dispositive power over 2,901,877 shares of common stock. SREP holds 437,262 shares of Series E Preferred Stock, which is convertible in whole or part in up to 315,826 shares of common stock that are included in the share totals.

(4)

Mr. MacDonald is a member of StepStone Group Real Estate Holdings LLC, general partner of StepStone Group Real Estate LP, the sole member and investment manager of StepStone REP III (GP), LLC, the general partner of SREP. Mr. MacDonald may be deemed a participant in the control of the voting, disposition or purchase of the shares held by SREP and thus may be deemed to share beneficial ownership of these shares. Mr. MacDonald disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein, and the inclusion of these shares in this table shall not be an admission of beneficial ownership of all of the reported securities for any purpose.
(5)

Mr. Iadanza is employed by StepStone Group Real Estate LP, the sole member and investment manager of StepStone Rep III (GP), LLC, the general partner of SREP III-Investco.L.P. r. Iadanza may be deemed a participant in the control of the voting, disposition or purchase of these shares and thus may be deemed to share beneficial ownership of these shares. Mr. Iadanza disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein and the inclusion of these shares in this report shall not be an admission of beneficial ownership of all of the reported securities for any other purpose

(6)	Based on information appearing in a Schedule 13D filed on November 2, 2020 KGT Investments, LLC.
(7)

Based on information appearing in a Schedule 13G filed on February 14, 2020 by Gardner Lewis Asset Management, L.P. and Gardner Lewis Asset Management, Inc. having shared voting and dispositive power with respect to 817,837 shares of common stock and Gardner Lewis Merger Arbitrage Ex Holdings, LLC and Gardner Lewis Merger Arbitrage EX Master Fund, Ltd with having shared voting and dispositive power with respect to 617,479 shares of common stock.

(8)	Includes 3,223,032 shares of common stock listed above for Mr. MacDonald and Mr. Iadanza (see footnotes 4 and 5 above).

CORPORATE GOVERNANCE

Independence

The Company’s Articles of Incorporation (“Articles”) and the NYSE American exchange listing standards each require that a majority of the board of directors are independent directors. The Articles define an independent director as a person who is not an officer or employee of the Company or an affiliate of (a) any advisor to the Company under an advisory agreement, (b) any lessee of any property of the Company, (c) any subsidiary of the Company, or (d) any partnership which is an affiliate of the Company.

Board of Directors

The current nine-member board of directors is comprised of a majority of independent directors, as defined by the NYSE American listing standards and the Articles. The board of directors has determined that the following directors are independent under the NYSE American listing standards and the Articles: Ms. Dufresne and Messrs. Calahan, Davis, Elsztain, Gaivironsky, Iadanza, Landry, and MacDonald.

The board of directors held 18 meetings in 2019. During 2019, all directors attended at least 75% of all board meetings and meetings of the committees on which they served. The non-employee directors met in executive session at a majority of the board meetings in 2019 without management present, and intend to meet in executive session without management present at future board meetings.

The Company has not adopted a formal policy on board members’ attendance at its annual meetings of shareholders, although all board members are encouraged to attend and historically most have done so. Seven board members attended the Company’s 2019 Annual Meeting of Shareholders.

The Company’s board of directors has four standing committees: an Investment Committee, Compensation Committee, Nominating Committee and an Audit Committee. The board of directors may, from time to time, form other committees as circumstances warrant. Such committees have the authority and responsibility delegated to them by the board of directors.

Board Leadership and Risk Oversight

The board leadership structure consists of a non-employee Chairman, which the board believes is appropriate for the Company at this time. The board of directors is primarily responsible for overseeing the Company’s risk management processes. This responsibility has been delegated by the board of directors to the Audit Committee and the Compensation Committee, each with respect to the assessment of the Company’s risks and risk management in its respective areas of oversight.

Compensation Committee

The Compensation Committee consists of Messrs. Landry (Chairman), Elsztain and MacDonald. All current members of the Compensation Committee are independent within the meaning of the NYSE American listing standards. This committee makes recommendations to the board regarding executive compensation policy, the actual compensation of Directors and executive officers, and any benefit plans for the Company’s management team. The Compensation Committee held six meetings during 2020. The committee operates pursuant to a written charter adopted by the board of directors. A copy of the charter is available on our website at http://condorhospitality.com in the Investor Relations section under “Governance Docs.”

Nominating Committee

The Nominating Committee consists of Messrs. Landry (Chairman), Elsztain and MacDonald. The committee operates pursuant to a written charter adopted by the board of directors. A copy of the charter is available on our website at http://condorhospitality.com in the Investor Relations section under “Governance Docs.”

Under its charter, the Nominating Committee is to consist of not less than three members. Each member of the Nominating Committee is independent within the meaning of the NYSE American listing standards.

The Nominating Committee is responsible for selecting those individuals to recommend for election to the board. The Nominating Committee will consider shareholder nominations for directors if made (1) in writing by a shareholder entitled to vote in the election of Directors generally and (2) pursuant to the company bylaws. In order to be considered, in accordance with the Company’s bylaws, shareholder nominations must be received by the Secretary, at the Company’s executive office, not later than (1) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting and no more than 120 day prior to the first anniversary of the proceeding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from such anniversary date, notice by the shareholder to be timely must be delivered or mailed and received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day which the public announcement of the date of such meeting is first made, and (2) with respect to an election to be held at a special meeting of shareholders for the election of Directors, on the 10th day following the date on which notice of such meeting is first made.

In order to be valid, a shareholder nomination must set forth (1) the name and address of the shareholder who intends to make the nomination; (2) the name and address of the person or persons to be nominated; (3) a representation that the shareholder is a record holder of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (4) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such persons) pursuant to which the shareholder is making the nomination; (5) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the board of directors; and (6) the written consent of each nominee to serve as a director if elected. Any candidates submitted by a shareholder or shareholder group are reviewed and considered in the same manner as all other candidates.

The Nominating Committee identifies director nominees through a combination of referrals, including by management, existing board members and shareholders, and direct solicitations, where warranted. Although the Nominating Committee has not used a professional search firm in the recent past to find potential directors, it has considered doing so and may elect to do so in the future. Once a candidate has been identified the Nominating Committee reviews the individual’s experience and background, and may discuss the proposed nominee with the source of the recommendation. If the committee believes it to be appropriate, committee members may meet with the proposed nominee before making a final determination whether to recommend the individual as a nominee to the entire board of directors to stand for election to the board.

Among the factors that the committee considers when evaluating proposed nominees are their experience in the hospitality industry and knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions. The committee may request references and additional information from the candidate prior to reaching a conclusion. The committee is under no obligation to formally respond to recommendations, although as a matter of practice, every reasonable effort is made to do so.

StepStone currently has the right to have up to three directors nominated for election, and RES currently has the right to have up to three directors nominated for election. See “Certain Relationships and Transactions” below.

The Nominating Committee held two meetings during 2019.

Audit Committee

The Audit Committee currently consists of Messrs. Davis (Chairman), Gaivironsky and Iadanza. All members of the Audit Committee are independent within the meaning of the NYSE American listing standards.

The Audit Committee is responsible for the engagement of the independent registered public accounting firm, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves professional services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of the Company’s internal accounting controls. The Audit Committee pre-approves all audit and non-audit services performed by the independent auditor either directly or through authority delegated to its Chairman. The board of directors has determined that Mr. Gaivironsky is an audit committee financial expert within the meaning of regulations of the SEC and all members of the Audit Committee are financially literate. The Audit Committee operates pursuant to a written charter adopted by the board of directors. A copy of the charter is available on our website at http://condorhospitality.com in the Investor Relations section under “Governance Docs.” The Audit Committee held four meetings during 2019. The Audit Committee has a written policy with respect to its review and approval or ratification of transactions between the Company and a director, executive officer or related person covered by the SEC’s rule S-K 404(a).

Investment Committee

Currently, the Investment Committee currently consists of Ms. Dufresne and Messrs. Landry (Chairman), Elsztain and MacDonald. The Investment Committee’s primary responsibility is to review and approve or reject the Company’s proposed acquisition and divestiture of hotel properties, other investments in hotel properties, or other Company assets. The committee approves guidelines and processes for acquisitions to be presented to the board of directors, makes recommendations to the board and senior management regarding acquisitions, reviews due diligence and financial analysis for hotel acquisition, divestiture and investments, and makes recommendations on the board’s acquisition and divestment strategies. The committee has the authority to approve hotel acquisitions within the purchase price authority as set by the board from time to time, and to approve of any hotel divestiture in accordance with divestiture strategy established by the board.

Shareholder Communications with the Board of Directors

The Company provides an informal process for shareholders to send communications to the board of directors. Shareholders who wish to contact the board of directors or any of its members may do so in writing to board of directors, Condor Hospitality Trust, Inc., 1800 W. Pasewalk Avenue, Suite 120, Norfolk, Nebraska 68701. Correspondence directed to an individual board member will be referred to that member. Correspondence not directed to a particular board member will be referred to the Chairman of the Board.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during 2019. No executive officer of the Company served as a member of the compensation committee or as a director of any company where an executive officer of such company is a member of the Compensation Committee or is a director of the Company.

Certain Relationships and Related Transactions

As of November 5, 2020, the record date for holders of common stock to vote at the Annual Meeting, RES and SREP by virtue of their significant voting power and certain governance rights, each have the power to significantly influence our business and affairs and the outcome of matters required to be submitted to shareholders for approval, including the election of our directors, amendments to our charter, mergers or sales of assets. RES or SREP’s influence over our business and affairs may not be consistent with the interests of some or all of our shareholders.

Voting Rights of Series E Preferred Stock. RES and SREP beneficially own all outstanding shares of the Series E Preferred Stock. On February 28, 2017, the Company entered into agreements with RES and IRSA and with SREP and StepStone for the voluntary conversion by them of all of the shares of the Company’s 6.25%

Series D Cumulative Convertible Preferred Stock (the “Series D Preferred Stock”) into common stock, pursuant to the terms of the Series D Preferred Stock, and for the issuance of shares of the Series E Preferred Stock to RES and SREP.

The holders of the Series E Preferred Stock have the right to vote separately as a class on matters generally affecting the Series E Preferred Stock. Additionally, as long as 434,750 shares of Series E Preferred Stock (47% of the originally issued shares of Series E Preferred Stock) remain outstanding, then 75% approval of the Series E Preferred Stock will be required to approve significant corporate events as follows: merger, consolidation, liquidation or winding up of Condor, related party transactions exceeding $120,000, payment of dividends on common stock except from funds from operations or to maintain REIT status, the grant of exemptions from Condor’s charter limitation on ownership of 9.9% of any class or series of its securities (exclusive of SREP and RES), issuance of preferred stock, or commitment or agreement to do any of the foregoing.

Directors Designation Rights. The Company entered into an agreement on February 1, 2012 with RES and IRSA pursuant to which RES may designate the following number of directors to the board of directors if it beneficially owns the indicated percentage of voting power of the Company.

Voting Power	No. of Directors
34% or more	4
22% or more	3
14% or more but less than 22%	2
7% or more but less than 14%	1

The Company entered into an agreement on March 16, 2016 with SREP and StepStone pursuant to which StepStone may nominate the following number of directors if it beneficially owns the indicated percentage of voting power of the Company:

Voting Power	No. of Directors
22% or more	3
14% or more but less than 22%	2
7% or more but less than 14%	1

Each of RES and StepStone in their respective agreements with us has agreed to vote for the election of the incumbent members of the board of directors and their successors nominated by the Nominating Committee.

Board Size. We have agreed with each of RES and StepStone to maintain the size of our board of directors at nine members. If the outstanding shares of Series E Preferred Stock declines below 434,750 shares (47% of the original outstanding shares of Series E Preferred Stock), the holders of the Series E Preferred Stock will no longer have rights for a class vote to approve or consent to certain actions by the Company described above. If those voting rights are no longer available and SREP holds 15% or more of the voting power of the Company, the Company has agreed with SREP to reduce the size of board of directors to seven members. Similarly, if those voting rights are no longer available and RES holds 15% or more of the voting power of the Company, the Company has agreed with RES to reduce the size of the board of directors to seven members. If the size of the board of directors of the Company is reduced to seven members, StepStone’s and RES’s respective rights to designate directors for election to the board of directors based on their percentage of voting power would also change to the following:

Voting Power	No. of Directors
29% or more	3
Less than 29% but 15% or more	2
Less than 15% but 7% or more	1

Future Offerings. Prior to March 16, 2021, and provided that the Series E Preferred Stock is outstanding and SREP holds 14% or more of the voting control of the Company, the Company has agreed with SREP and StepStone that with respect to the issuance of common stock, or securities convertible into common stock (“Future Offering”) (exclusive of the issuance of common stock with respect to certain commitments, and certain existing long-term incentive plan or operating units of the Company’s operating partnership and certain future compensation awards), the Company will not without the consent of SREP:

•

until an aggregate of $100 million of common stock has been sold, issue common stock below the price of $10.40 per share, or securities convertible into common stock with a real or effective conversion or strike price below $10.40 per share of common stock; and

•

thereafter issue common stock below the price of $11.18 per share, or securities convertible into common stock with a real or effective conversion or strike price below $11.18 per share of common stock.

If SREP does not consent with respect to a Future Offering that requires its consent, then the Company may make an irrevocable offer to SREP to repurchase all shares of Series E Preferred Stock and common stock received by SREP on conversion of Series E Preferred Stock and Series D Preferred Stock. The repurchase price will be equal to the greater of:

•

an aggregate amount equal to (A) 120% of the liquidation preference of Series E Preferred Stock beneficially owned by SREP plus (B) 120% of the then-current conversion price of the Series E Preferred Stock for each share of common stock beneficially owned by SREP that were issued upon conversion of any Series D Preferred Stock or Series E Preferred Stock, or

•

in exchange for the Series E Preferred Stock and common stock issued upon conversion of any Series D Preferred Stock and Series E Preferred Stock, an amount equal to 95% of the aggregate net asset value of the Company per share multiplied by the number of shares of common stock beneficially owned by SREP that were issued upon conversion of any Series D Preferred Stock and Series E Preferred Stock, and shares of common stock issuable upon conversion of Series E Preferred Stock (regardless of whether the Series E Preferred Stock is convertible at such time).

Such repurchase offer, if accepted by SREP, will be conditioned upon, and the repurchase will occur concurrently with, the closing of the Future Offering.

The Company also has an agreement with RES and IRSA with respect to a Future Offering which provides the same consent and repurchase rights with respect to RES.

Preemptive Rights. Pursuant to agreements with RES and StepStone, the Company granted each of RES and StepStone the right to purchase the Company’s equity shares or securities convertible into its equity shares in the Company’s public and non-public offerings of its equity securities or securities convertible into its equity securities for cash proportional to their respective combined fully diluted beneficial ownership of our common stock (including common stock issuable upon conversion of the Series E Preferred Stock, if then convertible) at the same price and on the same terms as offered to others in the offering. The purchase rights terminate with respect to StepStone on March 16, 2021 and with respect to RES on March 1, 2022. The purchase right does not apply to issuances of equity securities (a) as employee equity awards or (b) for consideration in acquisition transactions.

Registration Rights. The Company has agreed with RES and IRSA to register for resale the shares of common stock issued to RES upon request. The Company has also agreed with SREP and StepStone to register for resale the shares of common stock issued to SREP upon request.

ITEM 1. ELECTION OF DIRECTORS

Nominees for Directors

The board of directors is presently comprised of nine members. Nine directors will be elected at the Annual Meeting and will serve a term expiring at the next annual meeting or until a successor is selected. Noah Davis is not standing for reelection. Except for Saul Zang, each of the nominees is currently a director and has served continuously since joining the board. The Articles provide that the board of directors can set the number of directors, but also provide that the board of directors must have no less than three nor more than eleven directors. Pursuant to agreements with RES and StepStone, the board of directors has set the number of directors at nine.

The board of directors has no reason to doubt the availability of the nominees, and all have consented to serve as a director of the Company if elected and all have consented to being named as nominee in this proxy statement. If any nominee becomes unavailable or unwilling to serve as a director for any reason, the person named as proxy on the Proxy Card is expected to consult with the Nominating Committee in voting the shares represented by the proxies, and as required pursuant to agreements with RES and/or StepStone, including voting for a substitute nominee.

Pursuant to the designation of RES, Daniel Elsztain, Saul Zang, and Matias Gaivironsky have been nominated for election as members of the board. At least one of the directors designated by RES will be appointed to each committee of the board of directors.

Pursuant to the designation of SREP, Messrs. Calahan, Iadanza and MacDonald have been nominated for election as members of the board. At least one of the directors designated by SREP will be appointed to each committee of the board of directors.

The names of the nine director nominees submitted for election by the holders of the common stock and certain information about the nominees, are set forth below.

J. William Blackham, Director, President and Chief Executive Officer. Mr. Blackham, age 67, was appointed President and Chief Executive Officer and a member of the board of directors on March 2, 2015. Mr. Blackham, since 2008 to present, is a co-owner and the managing member of Trinity Investment Partners, LLC. Also since early 2011, he has served as the owner and managing member of Proximo Investments & Advisors, LLC, an investment and advisory company, and in various roles, including consultant, trustee and manager of affiliates, for Assured Administration, LLC. He was president and CEO of Eagle Hospitality, a hotel REIT which traded on the NYSE until its sale in 2007 and has been active for several decades in entities involved in real estate and hospitality development, acquisition and advisory services.

Mr. Blackham’s extensive experience as a leader of real estate ventures, his public hospitality REIT experience, and his proven capital raising experience provides the board with strong leadership and expertise in the hospitality REIT industry.

Thomas Calahan, Director. Mr. Calahan, age 39, is a Managing Director at Ozone Capital Management, LLC, a Menlo Park-based investment firm. He served as the Vice President—Portfolio Management of StepStone Group Real Estate LP since March 1, 2018 until November 30, 2018. Mr. Calahan was appointed to the board of directors on March 14, 2018. Mr. Calahan served as a Vice President of Green Street Investors, the investment management affiliate of Green Street Advisors, known for its equity research coverage of publicly traded REITs in the United States and Europe from May 2016 to February 2018. He was Vice President—Global Indirect Real Estate at Aviva Investors, a global asset manager from June 2012 to April 2016. Mr. Calahan has a Masters of Business Administration degree from Columbia Business School, a Masters of Science, Real Estate Finance & Investment degree from New York University and a Bachelor of Science degree from Cornell University.

Mr. Calahan’s extensive experience in REITs, real estate and asset management provides the board with considerable expertise with respect to the Company’s business.

Daphne J. Dufresne, Chairperson of the Board. Ms. Dufresne, age 48, is a Managing Partner of GenNx360 Capital Partners, a private equity firm focused on acquiring middle market industrial and business services companies, since January 2017. Prior to joining GenNx360 Capital Partners, Ms. Dufresne was a Managing Director of RLJ Equity Partners (“RLJ”), a private equity fund from December 2005 to June 2016. Ms. Dufresne participated in building the RLJ investment team, raising $230 million of institutional capital, and constructing a partnership with The Carlyle Group, a global private equity firm. Prior to RLJ, Ms. Dufresne was a Venture Partner during 2005 with Parish Capital Advisors, a $425 million fund of funds for emerging and experienced institutional investors and a Principal from 1999 to 2005 at Weston Presidio Capital, a private equity organization with $3.4 billion of assets under management. She also served as Associate Director in 1997 in the Bank of Scotland’s Structured Finance Group. Ms. Dufresne has been a director of United Natural Foods, Inc. since October 2016. Ms. Dufresne received her B.S. from the University of Pennsylvania and her M.B.A. from the Harvard Business School. Ms. Dufresne has been a director of the Company since June 2015.

Ms. Dufresne extensive experience with capital sources and capital raising provides the board with substantial experience and expertise in reviewing and improving the Company’s capital structure.

Committees: Investment Committee

Daniel R. Elsztain, Director. Mr. Elsztain, age 47, obtained a degree in Economic Sciences from the Torcuato Di Tella University and has a Masters in Business Administration from the Austral IAE University. At present, he is a member of the board of IRSA Inversiones y Representaciones Sociedad Anónima (“IRSA”), a real estate public company listed both on the New York Stock Exchange (“NYSE”) and the Buenos Aires Stock Exchange (“BASE”), as well as its Chief Operating Officer and other executive capacities since 2004. He is a board member of Alto Palermo S.A. (APSA), a retail public company listed both on NASDAQ and BASE. Mr. Elsztain has been a director of the Company since February 2012.

His extensive experience in IRSA’s real estate operations and his participation on other public company boards provides the board with a source of substantial lodging and real estate knowledge.

Committees: Compensation Committee, Nominating Committee and Investment Committee

Matías Iván Gaivironsky, Director. Mr. Matías Gaivironsky, age 44, obtained a degree in business administration from the University of Buenos Aires. He has a master’s degree in finance from CEMA University. Since 1997 he has served in different positions at Cresud Sociedad Anónima Comercial, Inmobiliaria, Financiera y Agrícola (NASDAQ: CRESY), IRSA (NYSE: IRS) and IRSA Propiedades Comerciales S.A. (“IRSA CP”) (NASDAQ: IRCP). He was appointed Chief Financial Officer in December 2011 and Chief Financial and Administrative Officer in early 2016 of Cresud, IRSA and IRSA CP. Previously, Mr. Gaivironsky acted as Chief Financial Officer of Tarshop S.A. until 2010.

Mr. Gaivironsky has substantial finance and accounting experience which will provide the board substantial insight on these matters.

Committee: Audit Committee

Drew Iadanza, Director. Mr. Iadanza, age 31, is a Vice President of the real estate team for StepStone. Prior to joining StepStone in July 2018, Mr. Iadanza was a vice president at Pebb Capital Management from August 2015 to July 2018 where he focused on underwriting and structuring real estate acquisitions across geographies and asset classes. Before that he was an analyst at the Baupost Group, from April 2014 to August 2015, within their private investment valuation team. Previously Mr. Iadanza was a senior consultant within PwC’s financial services asset management vertical, from July 2011 to March 2014. Mr. Iadanza received a BS in business administration from Stonehill College and an MS in real estate finance and development from Georgetown University.

Mr. Iadanza’s years of experience in real estate, finance and management provides the board with significant expertise in the evaluation of transactions.

Committees: Audit Committee

Donald J. Landry, Director. Mr. Landry, age 71, is president and owner of Top Ten Hospitality Advisors, an independent hospitality industry consulting company. Mr. Landry has over 45 years of lodging and hospitality experience in a variety of leadership positions. Most recently, Mr. Landry was the Chief Executive Officer, President and Vice Chairman of Sunburst Hospitality Inc. Mr. Landry has also served as President of Choice Hotels International, Inc., Manor Care Hotel Division and Richfield Hotel Management. Mr. Landry currently serves on the corporate advisory boards of Campo Architects, First Hospitality Group and Windsor Capital Group and numerous nonprofit boards. Mr. Landry is a member of the board of trustees of Hersha Hospitality Trust. Mr. Landry is a frequent guest lecturer at the University of New Orleans where he serves on the board of the School of Hospitality, Restaurant and Tourism. Mr. Landry holds a bachelor of science from the University of New Orleans, which awarded him Alumnus of the Year in 1999. Mr. Landry is a Certified Hotel Administrator. Mr. Landry has been a director of the Company since February 2012.

Mr. Landry’s more than 45 years of experience in the lodging and real estate industries, including his roles as Chief Executive Officer, President and Vice Chairman of Sunburst Hospitality Inc. and President of Choice Hotels International, Inc., Manor Care Hotel Division and Richfield Hotel Management provides the board with an experienced source on lodging and real estate industries.

Committees: Nominating Committee (Chair), Compensation Committee (Chair) and Investment Committee (Chair)

Brendan MacDonald, Director. Mr. MacDonald, age 42, is a Partner of StepStone Real Estate LP since June 2014, a member of the real estate investment committee, with a primary focus on sourcing and executing investments on behalf of StepStone’s real estate fund and separate account vehicles. Mr. MacDonald was a founding partner of Clairvue Capital Partners since April 2010, a real estate investment manager which integrated with StepStone to establish StepStone Real Estate. At Clairvue, he was an investment committee member and focused on sourcing, underwriting and managing investments in the U.S., Europe and Latin America. Before Clairvue, he was a Director at Liquid Realty Partners, from January 2007 to October 2009, an investment manager focused on real estate private equity secondaries and held an acquisitions role at Babcock and Brown. Earlier in his career he completed GE Capital’s Financial Management Program and was part of GE’s global Sponsor Finance business. Mr. MacDonald received an MBA from Harvard Business School and a BS from Indiana University. Mr. MacDonald has been a director of the Company since March 2016.

Mr. MacDonald’s years of experience in real estate investment and capital raising provides the board with significant expertise in growing the Company.

Committees: Compensation Committee, Nominating Committee and Investment Committee

Saul Zang, Nominee. Mr. Zang, age 74, obtained a law degree from Universidad de Buenos Aires. He is a founding member of the law firm Zang, Bergel & Viñes. Mr. Zang served as a Law professor for 25 years at the Buenos Aires University. Mr. Zang is member of the Board of Directors of Buenos Aires Stock Exchange and provides legal advice to national and international companies. He currently holds (i) Vice-Chairmanships on the Boards of IRSA (NYSE: IRSA, BASE: IRSA), IRSA Propiedades Comerciales (NASDAQ: IRCP, BASE: APSA), Cresud (NASDAQ: CRESY, BASE: CRES) and (ii) holds directorships with Banco Hipotecario (BASE: BHIP), BrasilAgro (NYSE: LND, BOVESPA:AGR03), IDB Development Corporation Ltd. (TASE:IDBD) - a

leading conglomerate in the State of Israel which directly and indirectly owns Clal Insurance Enterprises Holdings (TASE: CLIS), Shufersal (TASE: SAE), Cellcom (NYSE & TASE: CEL ), Properties & Building Corp. (TASE: PTBL ), Elron Electronic Industries (TASE: ELRN) among others.

Mr. Zang brings extensive legal and public company experience and expertise to the board of directors.

Unless authority for the above nominees is withheld, the person named as proxy on the Proxy Card will vote the shares represented by the enclosed proxy card, if executed and returned, “for” the election of the nominees named above.

StepStone and RES, pursuant to their respective director designation rights agreement, will vote FOR each of the above nine nominees.

The Board of Directors Unanimously Recommends a Vote “FOR” each of the Nominees.

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis provides information which the Compensation Committee believes is relevant to an assessment and understanding of compensation awarded to, earned by or paid to the Company’s executive officers listed in the summary compensation table (the “named executive officers”). This discussion should be read in conjunction with the summary compensation table and related tables below.

Compensation Practice

The Compensation Committee has developed and evolved compensation practices following significant senior level management changes in 2015 and the Company’s implementation of its current business strategy.

Compensation Overview and Objective

The Compensation Committee has the responsibility for developing and maintaining an executive compensation policy for named executive officers that creates a direct relationship between pay levels and corporate performance and returns to shareholders. The objective of the Company’s compensation program is to attract and retain a high caliber of management who will manage the Company in a manner that will promote its goals to achieve long term profitability and to advance the interest of the Company’s shareholders. The compensation program for named executive officers seeks to achieve the objective of retaining a high caliber of management by:

•	providing overall competitive pay levels,

•	creating proper incentives to enhance shareholder value,

•	rewarding superior performance, and

•	compensating at levels that are justified by the returns available to shareholders.

Components of Compensation

The Company’s executive compensation is intended to support the overall compensation objective of retaining a high caliber of management.

Base Salary. Base salary is targeted to be competitive to attract and retain executives qualified to manage a hotel REIT. Base salary is intended to compensate the executive for satisfying the requirements of the position. Salaries for executive officers are typically reviewed by the Compensation Committee on an annual basis and may be changed based on the individual’s performance or a change in competitive pay levels in the marketplace. No changes were made to base salaries during 2019 except the base salary for 2019 for Arinn Cavey, Chief

Financial Officer and Chief Accounting Officer, was increased from $175,000 to $185,000 upon her assumption of additional duties as Chief Financial Officer in May 2019.

Annual Incentive Plans. In March 2019, the Compensation Committee established and approved 2019 incentive compensations plans for the named executive officers. A target incentive was established for each executive ranging from 50% to 100% of base salary, with a portion of the incentive allocated to each executive’s individual performance objective. The performance objectives consist of implementing strategic alternatives pursued by the Company, maintaining corporate overhead within budget, achieving adjusted EBITDA pursuant to budgeted and underwriting targets and accounting, audit and regulatory filings. An executive must achieve the particular performance objectives established for the executive to earn the portion of the executive’s target incentive allocated to that performance objective. Payout under the plans to an executive will be in cash and/or equity (from shareholder approved employee stock plans). The Compensation Committee has discretion, including to make partial awards, and to take into account events and circumstances not contemplated when performance objectives were set.

On July 19, 2019, the Company, the Company’s operating partnership (the Company and operating partnership, the “Company Parties”), NHT Operating Partnership, LLC (“NHT Parent”), NHT REIT Merger Sub, LLC (“NHT Merger Sub”) and NHT Operating Partnership II, LLC (“NHT Merger OP,” and together with NHT Parent and NHT Merger Sub, the “NHT Parties”), entered into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), pursuant to which the NHT Parties agreed to acquire all of the outstanding equity interests of the Company and the operating partnership by merger. Closing of the acquisition did not occur on March 23, 2020, the contemplated closing date of the acquisition, and the Company terminated the Merger Agreement on October 14, 2020.

In November 2019, the Compensation Committee reviewed the executives’ performance against their performance goals of their 2019 incentive plans and also with respect to Mr. Blackham reviewed achievement of adjusted funds from operations performance targets pursuant to his employment agreement. The Compensation Committee conditionally approved a cash payout for Mr. Blackham of 96.5% of his base salary with respect to his 2019 incentive plan, and an award of 18,101 shares of common stock for achievement of adjusted funds from operations performance pursuant to his employment agreement, and a cash payment for Ms. Cavey of 50% of her base salary with respect to her 2019 incentive plan, the payment and issuance conditioned on, and to be paid and issued at the time of, the closing of the Company’s completion of the merger (the “Merger”) pursuant to the Merger Agreement. None of Ms. Cavey’s performance targets included achievement of the Merger, and after the Merger did not occur at the time contemplated, the Compensation Committee subsequently approved the payment of her 2019 cash incentive. The Merger did not occur and Mr. Blackham and the Compensation Committee agreed to reduce incentive compensation for 2019 through Mr. Blackham waiving receiving 18,101 equity incentive compensation shares, which were not issued, and a $214,843 reduction in the final cash incentive compensation paid. Based on these adjustments, the Compensation Committee approved payment of $226,000 to Mr. Blackham, the cash portion of Mr. Blackham’s payout pursuant to this 2019 incentive plan that did not include closing of the Merger.

Equity Incentive Plans. Equity stock incentives are paid to executive officers from the shareholder approved Company 2016 Stock Plan. The Committee recognizes the value of equity incentives in assisting the Company in the hiring and retaining of management personnel and in enhancing the long-term mutuality of interest between the Company shareholders and its directors, officers and employees. On November 22, 2019, the Compensation Committee awarded 36,692 shares of common stock to Mr. Blackham pursuant to his employment agreement for shares earned following the attainment of $11.00 per share market price based on the weighted-average common stock price for 60 consecutive trading days. The equity incentive was awarded on November 22, 2019 at a share price of $11.04 for a grant value of $405,079.

The Company does not have a pension plan. The Company’s executive officers may participate in its 401(k) Plan on the same terms as other participating employees. The Company does not maintain a perquisite program for its executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation ($)(3)	Total ($)
J. William Blackham	2019	400,000	—	139,016	—	386,000	16,534	941,550
President and Chief Executive Officer	2018	400,000	—	217,247	—	372,000	16,334	1,005,581
	2017	350,000	—	2,300,128	—	339,500	14,430	3,004,058

Jonathan J. Gantt	2019	96,731	—	—	—	—	6,804	103,535
Chief Financial Officer and Senior Vice President	2018	251,500	—	62,375	—	93,558	7,872	415,305
	2017	226,500	—	129,105	—	86,070	9,942	451,617

Arinn Cavey	2019	181,539	—	—	—	92,500	9,223	283,262
Interim Chief Financial Officer and Chief Accounting Officer	2018	175,000	—	39,375		39,375	11,324	265,074
	2017	165,000	—	15,994	—	32,557	7,686	221,237

(1)

These columns reflect the grant date fair value of the stock awards granted in accordance with FASB Accounting Standards Codification Topic 718. Mr. Gantt’s stock awards include the value of restricted stock awarded to Mr. Gantt in 2017, 2018 and 2019, and to Ms. Cavey in 2017 and 2019 and stock awarded to Mr. Blackham in 2018. Mr. Blackham’s stock awards for 2017 consist of $777,881 of restricted stock and the balance of Mr. Blackham’s stock awards for 2017 may be earned in increments based on common stock market price achieving targets from $11.00 to $18.00 per share prior to March 31, 2022, and for Company achievement of budgeted performance. See footnote 12 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2019 for the assumptions used in the valuation of these awards.

(2)	Reflects cash amounts earned by the executive officers under their annual incentive plans. A description of these plans is included above in our Compensation Discussion and Analysis.
(3)

Amounts for the named executive officers represent contributions credited by the Company during 2019, 2018, and 2017 to its 401(k) plan ($11,200 for Mr. Blackham, $6,647 for Mr. Gantt, and $8,862 Ms. Cavey for 2019), life insurance and long-term disability plan.

(4)	Mr. Gantt was our Chief Financial Officer until May 2019, and Ms. Cavey commenced serving as our Interim Chief Financial Officer in May 2019 and resigned on October 30, 2020.

Grants of Plan-Based Awards for Fiscal 2019

		Estimated Future Payout Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payout Under Equity Incentive Plan Awards (# of shares)(1)			All Other Stock Awards: Number of Shares of Stock or Units(#)(1)	Grant Date Fair Value of Stock Awards($)(2)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
J. William Blackham	03/28/2019	—	400,000	400,000	—	—	—	18,101	199,654

Jonathan Gantt	03/28/2019	—	100,600	100,600	—	150,900	150,900

Arinn Cavey	03/04/2019	—	92,500	92,500	—	—	—

(1)

Non-equity incentive awards were made with respect to the executive officers’ 2019 incentive plans. See Compensation Discussion and Analysis for a description of these plans. Estimated Future Payouts Under Equity Incentive Plan Awards for Ms. Cavey are denominated in dollars, originally to be paid in shares of common stock, and payment was subsequently approved by the Compensation Committee and paid in dollars. The 18,101 share award was conditionally approved and subsequently waived pursuant to agreement between Mr. Blackham and the Compensation Committee. See Compensation Discussion and Analysis.

(2)	Based on the number of shares on the grant date fair value per share ($11.03). See footnote 12 to the Company’s consolidated financial statements for the assumptions used in valuing these awards.

Outstanding Equity Awards at Fiscal Year-End

	Stock Awards
Name	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
J. William Blackham	33,025	364,596

Arinn Cavey	3,433	37,900

(1)

Restricted stock grants vests in five equal installments on each anniversary of issuance beginning on the first anniversary of the grant. Mr. Blackham’s remaining unvested restricted stock vests in 1,223 share monthly increments. Ms. Cavey’s remaining unvested restricted stock vests in 326 share increments on 12/06/2020, 12/06/2021 and 12/06/2022. Restricted stock grants may vest earlier upon termination and change of control events.

(2)	Based on the number of shares at the closing market price at the end of 2019 fiscal year ($11.04)

Equity Compensation Plan Information

The following table provides information about the Company’s common stock that may be issued upon exercise of options, warrants, and rights under existing equity compensation plans as of December 31, 2019:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (including securities plans reflected in column (a)) (c)
Equity compensation plans approved by security holders	0	—	511,518	(1)
Equity compensation plans not approved by security holders	0	—	0
Total	0	—	511,518

(1)

Represents shares issuable under the Company’s 2016 Stock Plan. The maximum number of shares of the Company’s common stock that may be issued under the 2016 Stock Plan is 761,538. Additionally, an executive officer will be issued shares under the 2016 Stock Plan of 36,692 common shares each time stock market price targets of $11.00 to $18.00 (prorated between dollar increments) per common share are first achieved prior to March 31, 2022 based on the weighted-average common stock price for 60 consecutive trading days, and between 11,741 and 23,479 shares annually if budgeted Funds from Operations targets are achieved.

Employment Agreement And Potential Payments Upon Termination Or Change-In-Control of Chief Executive Officer

On March 2, 2015, J. William Blackham was appointed Chief Executive Officer of the Company by the board of directors. Mr. Blackham’s employment agreement, entered into on March 2, 2015, and subsequently amended, has a term until March 31, 2022. Under the employment agreement he (i) receives an annual base salary, (ii) receives consideration for an annual bonus and (iii) is eligible to participate in any Company long-term incentive programs. The terms of Mr. Blackham’s employment were approved by the Compensation Committee and provide:

•	$400,000 annual base salary for 2018;

•	participation in annual incentive plan;

•

$500,000, and at the sole discretion of the Compensation Committee up to $1,000,000, upon a Change in Control prior to March 31, 2022 based on his inability to earn future stock awards under his employment agreement.

•

issuance on June 28, 2017 of 73,385 restricted shares of common stock, with vesting commencing March 29, 2018 through March 29, 2022, subject to continued employment, with vesting acceleration on Change in Control, termination without Cause or Good Reason, death or disability;

•

up to 36,692 shares of common stock earned each time share price target achieved from $11 to $18 when first achieved, if achieved prior to March 31, 2022, based on weighted market sales price over 60 consecutive trading days;

•

11,741 shares to 19,569 shares of common stock which are earned each time the Company achieves 85% to 101% of budgeted funds from operation for a fiscal year, 2017 through 2021; with an additional 391 shares earned for a fiscal year for each 2% above 101% target achieved, up to a maximum of additional 3,910 shares for the year;

•

if his employment is terminated with Cause, he will receive (i) accrued and unpaid base salary to the date of termination, (ii) the accrued and unused vacation to the date of termination, (iii) unpaid expense reimbursements, and (iv) vested amounts under qualified retirement plans;

•	if he voluntarily terminates employment, he will receive the amounts referenced in the preceding bullet point plus unpaid bonuses earned for completed prior fiscal years;

•

if his employment is terminated without Cause or if he terminates employment with Good Reason, in addition to the items referenced in the foregoing two bullet points, he will receive: (i) an amount equal to one times (1x) base salary, (ii) an amount equal to one times (1x) the average annual bonus previously earned for up to the prior three (3) years, (iii) the immediate vesting of equity awards solely subject to time vesting, (iv) any awards, not yet earned but which may be earned based on the achievement of the applicable performance criteria, vested at a pro rata amount based on the performance period to the date of termination, and (v) COBRA premiums during the period that he elects to receive COBRA coverage under the Company’s group health plans, not to exceed 18 months;

•

if within 12 months following a Change in Control his employment is terminated other than for Cause or by reason of death or disability or he terminates his employment for Good Reason, the additional base salary payment will be increased to two times (2x) base salary and the annual bonus payment will be increased to two times (2x) the average annual bonus previously earned for up to the prior three (3) years;

“Cause” under Mr. Blackham’s employment agreement includes certain (i) dishonest or fraudulent actions or a felony conviction, (ii) a material failure to devote substantially all of his business time to the business of the Company or to follow the Company’s good faith instructions and directives, (iii) unreasonable and material neglect, refusal or failure to perform assigned duties, (iv) material breach by him of his employment agreement, the Company’s Code of Business Conduct and Ethics or similar codes, (v) any act bringing substantial public disrespect or scandal or ridicule of the Company, or (vi) any governmental regulatory agency recommends or orders that the Company terminate his employment or relieve him of his duties.

“Change in Control” under his employment agreement includes certain acquisitions of 50% or more of common stock or voting power of the Company, or certain changes in the board of directors, or certain mergers or similar transactions if the shareholders prior to the transaction do not hold 50% of the voting power afterwards, or a liquidation or sale of more than 50% of the Company assets.

“Good Reason” under his employment agreement means the occurrence of one of the following events, without his prior written consent, provided such event is not corrected within 60 days following the board’s receipt of written notice of his intention to terminate his employment with the Company for Good Reason, which notice must be provided within ninety (90) days of the initial existence of one of the following events: (i) a material breach of his employment agreement by the Company, (ii) a diminution of, or reduction or adverse alteration of his compensation, duties or responsibilities, or the Company’s assignment of duties, responsibilities or reporting requirements that are materially inconsistent with his positions or that materially expand his duties, responsibilities, or reporting requirements, (iii) a Change in Control has occurred and he is involuntarily removed from the board or at any time he has requested to be nominated but is not nominated for election to the board at the subsequent election of directors, (iv) a Change in Control has occurred and within 12 months thereafter he is required to relocate more than 50 miles from his first relocation site, or (v) a Change in Control occurs on or before March 31, 2019: (A) if no later than 10 days after the date he is advised by the board that a Change in Control will be considered for approval by the board, he notifies the board in writing that if that Change in Control occurs, he terminates his employment pursuant to this provision, and (B) with the termination date to be effective date of the Change in Control, unless the board, for purposes of an orderly management transition within 7 days after his notice specifies a later termination date, provided that the extended termination date may not be later than 60 days following the Change in Control.

Executive Officers of the Company

Information on our President and Chief Executive Officer, Mr. Blackham, is included above with information on our director nominees. Information on our other executive officer at November 5, 2020 is as follows:

Jill Burger, Chief Financial Officer and Chief Accounting Officer, age 48, joined the Company in February 2018 as Director of Accounting. Prior to joining the Company, Ms. Burger was employed with First National Bank of Omaha starting in February 2014, serving as a Senior Finance Manager for the Consumer Banking Group. Prior to First National Bank, Ms. Burger held multiple roles over an eighteen year period in Accounting and Finance at Infogroup, Inc. She has extensive experience in managing accounting departments and providing financial reporting for both public and privately held companies. She is a graduate of the University of Northern Iowa and holds a Bachelor of Science degree in Accounting. Ms. Burger’s annual base salary is $140,000.

Director Compensation

2019

Name	Fees Earned of Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)	Total ($)
Thomas Calahan	10,500	37,581	—	48,081
Noah Davis	27,143	3,055	—	30,198
Daphne J. Dufresne	28,250	19,809	—	48,059
Daniel R. Elsztain	34,500	12,309	—	46,809
James H. Friend	18,500	2,500	—	21,000
Matias I. Gaivironsky	21,500	3,055	—	24,555
Donald J. Landry	32,911	21,964	—	54,875
Brendan MacDonald	10,500	39,728	—	50,228
John M. Sabin	22,250	2,500	—	24,750
Benjamin Wall	13,500	35,000	—	48,500

Messrs. Davis and Gaivironsky joined the board of directors in May 2019. Messrs. Sabin and Friend served on the board of directors until May 2019. Mr. Wall resigned from the board of directors in August 2020 and Mr. Iadanza joined the board of directors in August 2020.

(1)

Directors receive an annual retainer of $30,000 paid in quarterly installments in cash and common stock. Additionally, directors received fees of $1,000 per board meeting attended in person and $500 per telephonic board meeting. From time to time, directors, as authorized representatives of the board, engage in board duties outside of meetings, and receive fees for the performance of such additional board duties in an hourly or daily amount previously set by the board. Committee chairmen received compensation as follows: Audit Committee chairman annual retainer of $9,000, Nominating Committee chairman annual retainer of $1,500 and Compensation Committee chairman annual retainer of $1,500. Each Audit Committee member, other than the chairman, receives a fee of $750 per quarter. The chairman of the Investment Committee receives a monthly fee of $750, and the other members of the Investment Committee who are independent directors each receive a monthly fee of $500.

(2)

Stock awards consist of the grant date fair value of common stock issued as fees to independent directors. $5,000 of the annual retainer is paid in shares of restricted common stock of the Company, vesting in equal monthly installments over 3 years, subject to continuous board membership. The number of restricted shares were determined for 2019 based on the closing price of the common stock on March 4, 2019 of $8.20. The directors may also make an annual voluntary election to receive any portion of the remaining balance of their annual retainer in the form of common stock valued at a 20% premium to the cash that would have otherwise been received, with the shares valued at the closing price of the common stock on the last trading day of the applicable calendar quarter. The fees of the members of the Investment Committee are paid quarterly in common stock issued under the 2016 Stock Plan, based on a value per share equal to the average of the closing price of the common stock during the first 20 trading days of the year.

(3)	Unexercised stock awards, consisting of unvested restricted stock for each director as of December 31, 2019 were as follows:

Unvested Restricted Stock
Thomas Calahan	413
Noah Davis	193
Daphne J. Dufresne	748
Daniel R. Elsztain	748
Matias Gaivironsky	193
James H. Friend	522
Donald J. Landry	748
Brendan MacDonald	748
John M. Sabin	522
Benjamin Wall	553

Audit Committee Report

The Audit Committee of the board of directors is comprised of three Directors, each of whom satisfies the independence and financial literacy requirements of the NYSE American listing standards. The board of directors has determined that Mr. Gaivironsky is an audit committee financial expert (as defined by the Securities and Exchange Commission) and that all members of the Audit Committee are financially literate. The Audit Committee operates under a written charter adopted by the board of directors. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the board for approval. Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with U.S. generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with management and KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2019.

Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and KPMG.

The Audit Committee received from and discussed with KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with KPMG the matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.

Based upon the Audit Committee’s discussions with management and KPMG and the Audit Committee’s review of the representation of management and the report of KPMG to the Audit Committee, the Audit Committee recommended that the board of directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE
Noah Davis (Chairman) Matias Gaivironsky Drew Iadanza

ITEM 2. RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents the fees for professional audit services rendered by KPMG LLP for the audit of the Company’s consolidated financial statements for the fiscal years ended December 31, 2018 and 2017, and fees billed for other services rendered by KPMG during those periods.

Year Ended December 31,	2019	2018
Audit Fees(1)	$375,000	$361,398
Audit Related Fees		0
Tax Fees(2)	247,651	184,755
All Other Fees	0	0
Total	$622,651	$546,153

(1)

Includes fees billed for professional services rendered by KPMG for the audit of the Company’s fiscal 2019 and 2018 annual financial statements, and review of the Company’s quarterly financial statements during 2019 and 2018.

(2)	Includes fees billed for professional services rendered by KPMG for tax compliance, tax advice, and tax planning.

The Audit Committee has determined that the provision of the non-audit services performed by KPMG during the 2019 and 2018 fiscal years is compatible with maintaining KPMG’s independence from the Company.

Pursuant to the terms of the Company’s Audit Committee Charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent accountants. The Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the independent accountants in order to assure that the provisions of such services do not impair the accountants’ independence. The Audit Committee has delegated interim pre-approval authority to the Chairman of the Audit Committee. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting.

KPMG’s principal function is to audit the consolidated financial statements of the Company and its subsidiaries and, in connection with that audit, to review certain related filings with the SEC and to conduct limited reviews of the financial statements included in the Company’s quarterly reports.

The Audit Committee has appointed KPMG as the Company’s independent registered public accounting firm for fiscal year 2020 and requests that shareholders ratify this appointment. In the event the shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee.

The Board of Directors recommends a vote “FOR” Item 2.

SHAREHOLDER PROPOSALS

Any shareholder who intends to present a proposal pursuant to Rule 14a-8 under the Exchange Act of 1934, as amended, at the Company’s 2021 Annual Meeting of Shareholders and who requests inclusion of the proposal in the Company’s 2021 proxy materials must submit such proposal to the Company at its principal executive offices (Condor Hospitality Trust, Inc., 1800 W. Pasewalk Avenue, Suite 120, Norfolk, Nebraska, 68701 Attention: Corporate Secretary). Such proposal must be received no later than July 9, 2021, unless the date of the 2021 Annual Meeting of Shareholders is changed by more than 30 days from the date of the previous year’s meeting (December 15, 2020), in which case the proposal must be received at the Company’s principal executive offices a reasonable time before the Company begins to print and send its 2021 proxy materials. In such an event we intend to announce the new deadline in a Form 10-Q or Form 8-K. Any such shareholder proposal must meet the requirements set forth in Rule 14a-8.

The Company’s bylaws set forth certain procedures which shareholders must follow in order to nominate a director or present any other business at an annual shareholders’ meeting. Generally, a shareholder must give timely notice to the Corporate Secretary of the Company. To be timely, such notice must be received by the Company at its principal executive offices not less than ninety days nor more than 120 days prior to the anniversary of the proceeding year’s annual meeting. However, in the event of the date of the annual meeting is advanced more than 30 days, or delayed by more than 60 days, from such anniversary date, notice by the shareholder to be timely must be so delivered and received not earlier than the 120th day prior to such annual meeting and not later than the close of business of the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of date of such meeting is first made. The bylaws specify the information which must accompany such shareholder notice. Details of the provision of the bylaws may be obtained by any shareholder from the Corporate Secretary of the Company.

OTHER MATTERS

As of the date of this Proxy Statement, management knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

The Company will furnish to each beneficial owner of common stock entitled to vote at the Annual Meeting, upon written request to the attention of Investor Relations at 1800 W. Pasewalk Avenue, Suite 120, Norfolk, NE 68701, additional copies of the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2019, including the financial statements and financial statement schedules as filed by the Company with the SEC.

By Order of the Board of Directors,

J. William Blackham

President, Chief Executive Officer and Director

November 16, 2020

PROXY
CONDOR HOSPITALITY TRUST, INC.
1800 West Pasewalk Avenue, Suite 120, Norfolk, NE 68701
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints each of J. William Blackham and Daphne Dufresne, as proxy, each with the power to appoint such person’s substitute, and hereby authorizes them to vote, as designated below, all the shares of common stock of Condor Hospitality Trust, Inc. held of record by the undersigned on November 5, 2020, at the annual meeting of shareholders to be held on December 15, 2020 or any adjournment thereof. (Please date and SIGN on the reverse side.)
1.1
14475

ANNUAL MEETING OF SHAREHOLDERS OF
CONDOR HOSPITALITY TRUST, INC.
December 15, 2020
GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://condorhospitality.com
Please sign, date and mail your proxy card in the envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided.
20930000000000000000 3
121520
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x
1. Election of Directors:
FOR ALL NOMINEES
WITHHOLD AUTHORITY
FOR ALL NOMINEES
FOR ALL EXCEPT
(See instructions below)
NOMINEES:
O J. William Blackham
O Thomas Calahan
O Daphne J. Dufresne
O Daniel R. Elsztain
O Matias I. Gaivironsky
O Drew Iadanza
O Donald J. Landry
O Brendan MacDonald
O Saul Zang
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”
and fill in the circle next to each nominee you wish to withhold, as shown here:
2. Ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2020.
3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations, and in their discretion for any other matters coming before the meeting.
FOR AGAINST ABSTAIN Note: Please full title sign as such. exactly If the as signer your name is a corporation, or names appear please on sign this full Proxy. corporate When name shares by duly are authorized held jointly, officer, each holder giving should full title sign. as such. When If signer signing is a as partnership, executor, administrator, please sign in attorney, partnership trustee name or by guardian, authorized please person. Give indicate changes your to the new registered address name(s) in the address on the account space above. may not Please be submitted note that via this method. 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. indicate changes your to the new registered address name(s) in the address on the account space above. may not Please be submitted note that via this method.

ANNUAL MEETING OF SHAREHOLDERS OF
CONDOR HOSPITALITY TRUST, INC.
December 15, 2020
PROXY VOTING INSTRUCTIONS
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit https://web.lumiagm.com/268265817 (password: condor2020) and be sure to have your control number available.
GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.
COMPANY NUMBER
ACCOUNT NUMBER
The Notice of Meeting, proxy statement and proxy card are available at http://condorhospitality.com
Please detach along perforated line and mail in the envelope provided. IF you are not voting via telephone or the internet.
20930000000000000000 3 121520
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x
1. Election of Directors
FOR ALL NOMINEES
WITHHOLD AUTHORITY FOR ALL NOMINEES
FOR ALL EXCEPT See instructions below)
O NOMINEES: J. William Blackham O Thomas Calahan O Daphne . J. Dufresne O Daniel R Elsztain O Matias I. Gaivironsky O Drew Iadanza O Donald J. Landry
O Brendan MacDonald O Saul Zang
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:
FOR AGAINST ABSTAIN
2. Ratify the selection of KPMG LLP as the company’s independent registered public accounting firm for 2020.
3. IN THEIR discretion, the proxies are authorized to vote upon such other business as many properly come before the meeting
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations, and in their discretion for any other matters coming before the meeting.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submityour the new address in the address on your in the account, address please space check above. the Please box at note right and that changes this method. to the registered name(s) on the account may not be submitted via
Signature of Shareholder Date: Signature of Shareholder Date:
Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.